Exhibit 4.130






                                 AMENDMENT NO. 9

                                       TO

               MASTER MOTOR VEHICLE LEASE AND SERVICING AGREEMENT

                          dated as of December 6, 2004

                                      among

                            RENTAL CAR FINANCE CORP.,
                                    as Lessor

                     DTG OPERATIONS, INC., formerly known as
                        Dollar Rent A Car Systems, Inc.,
                            as a Lessee and Servicer,

                                       and

                     DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.,
                        as Master Servicer and Guarantor

                                 AMENDMENT NO. 9
              TO MASTER MOTOR VEHICLE LEASE AND SERVICING AGREEMENT
              -----------------------------------------------------

     This Amendment No. 9 to Master Motor Vehicle Lease and Servicing Agreement dated as of December 6, 2004 ("Amendment"), among Rental Car Finance Corp., an Oklahoma corporation, as Lessor ("Lessor"), DTG Operations, Inc., formerly known as Dollar Rent A Car Systems, Inc., an Oklahoma corporation, as a Lessee and Servicer ("Lessee"), and Dollar Thrifty Automotive Group, Inc., a Delaware corporation, as Master Servicer and Guarantor (in such capacity, the "Guarantor") (Lessor, Lessee and the Guarantor are collectively referred to herein as the "Parties").

                                    RECITALS:
                                    --------

     A. Lessor, Lessee and the Guarantor entered into that certain Master Motor Vehicle Lease and Servicing Agreement dated as of March 4, 1998, as amended by
(i) Amendment No. 1 to Master Motor Vehicle Lease and Servicing Agreement dated as of November 19, 1998, (ii) Amendment No. 2 to Master Motor Vehicle Lease and Servicing Agreement dated as of November 9, 2000, (iii) Amendment No. 3 to Master Motor Vehicle Lease and Servicing Agreement dated as of December 14, 2000, (iv) Amendment No. 4 to Master Motor Vehicle Lease and Servicing Agreement dated as of December 31, 2001, (v) Amendment No. 5 to Master Motor Vehicle Lease and Servicing Agreement dated as of January 31, 2002, (vi) Amendment No. 6 to Master Motor Vehicle Lease and Servicing Agreement dated as of December 12, 2002, (vii) Amendment No. 7 to Master Motor Vehicle Lease and Servicing Agreement dated as of February 24, 2003, and (viii) Amendment No. 8 to Master Motor Vehicle Lease and Servicing Agreement dated as of March 24, 2004 (collectively, the "Master Lease"); and

     B.  The Parties wish to amend the Master Lease as provided herein.

     NOW THEREFORE, the Parties hereto agree as follows:

     1. Definitions. Capitalized terms used in this Amendment not herein defined shall have the meanings contained in the Master Lease.

     2. Amendments. Upon the terms and subject to the conditions set forth in this Amendment, the Parties hereto hereby agree to amend Section 24.15 of the Master Lease by deleting subclause (ii) thereof in its entirety and replacing it with the following:

          "(ii) the aggregate amount of

               (A) such  Distribution  to be made by DTAG  and its  Subsidiaries pursuant to this Section 24.15, when added to the aggregate amount of all such Distributions during the Fiscal Year in which such Distribution would be made, does not exceed the amount set forth below opposite such Fiscal Year


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


          Fiscal Year                      Amount
          -----------                      ------

          2004 Fiscal Year                 The  lesser  of (i)  25%  of  Excess
                                           Cash Flow for the 2003  Fiscal  Year
                                           and (ii) $17,000,000

          2005 Fiscal Year                 The  lesser  of (i) 50% of  Adjusted
                                           Net  Income   (as   defined  in  the
                                           Credit   Agreement)   for  the  2004
                                           Fiscal Year and (ii) $20,000,000

          2006 Fiscal Year                 The  lesser  of (i) 50% of  Adjusted
                                           Net Income for the 2005  Fiscal Year
                                           and (ii) $23,000,000

          2007 Fiscal Year                 The  lesser  of (i) 50% of  Adjusted
                                           Net Income for the 2006  Fiscal Year
                                           and (ii) $26,000,000

          2008 Fiscal Year                 The  lesser  of (i) 50% of  Adjusted
                                           Net Income for the 2007  Fiscal Year
                                           and (ii) $29,000,000

          2009 Fiscal Year                 The lesser of (i) 12.5% of  Adjusted
                                           Net Income for the 2008  Fiscal Year
                                           and (ii) $8,000,000; or

               (B) such purchase or redemption does not exceed the excess of (1) the sum of (x) $15,000,000 and (y) 25% of Cumulative Excess Cash Flow (as defined in the Credit Agreement) over (2) the sum of (x) the aggregate amount of Distributions made prior to such date and subsequent to the last day of the most recent Fiscal Year included in the determination of Cumulative Excess Cash Flow by DTAG and its Subsidiaries and (y) the aggregate amount of all other purchases and redemptions consummated prior to such purchase or redemption and subsequent to such last day of such Fiscal Year; provided that (aa)


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

          the aggregate amount of such purchases and redemptions in any Fiscal Year shall not exceed $50,000,000 and in the aggregate during the term of the Credit Agreement shall not exceed $150,000,000, (bb) there shall be at least $100,000,000 of Unrestricted Cash (as defined in the Credit Agreement) on hand at DTAG and its Subsidiaries (on a consolidated basis) as of the last day of the calendar month most recently completed prior to such purchase or redemption and (cc) after giving pro forma effect to such purchase or redemption, there shall be at least $75,000,000 of Unrestricted Cash on hand at DTAG and its Subsidiaries (on a consolidated basis) as of the date of such purchase or redemption."

     3. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any of the Parties hereto under the Master Lease, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Master Lease, all of which are hereby ratified and affirmed in all respects by each of the Parties hereto and shall continue in full force and effect. This Amendment shall apply and be effective upon the execution hereof by the Parties hereto and then only with respect to the provisions of the Master Lease specifically referred to herein, and any references in the Master Lease to the provisions of the Master Lease specifically referred to herein shall be to such provisions as amended by this Amendment.

     4. Applicable Provisions. Pursuant to Section 22 of the Master Lease, the Lessor, the Lessees and the Guarantor may enter into an amendment to the Master Lease provided that the Master Collateral Agent and the Trustee, the Required Group II Noteholders and each Enhancement Provider with respect to each Series of Notes included in Group II consent thereto in writing; provided, that, Sections 8.04(a) and 8.04(b) of the Note Purchase Agreement dated as of December 15, 2000, as amended, among the Lessor, the Guarantor, the entities party thereto as Conduit Purchasers, the entities parties thereto as Committed
Purchasers, the entities parties thereto as Managing Agents and Dresdner Kleinwort Wasserstein Securities LLC, as Administrative Agent (the "Series 2000-1 Note Purchase Agreement"), provide, in part, that neither the Lessor nor the Guarantor will make, or permit the Lessees to make, any amendment to any Series Document (as such term is defined in the Series 2000-1 Note Purchase Agreement) (i) without the prior written consent of each Managing Agent, and
(ii) if such amendment may be made with the prior consent of the Required Group II Noteholders, without the prior written consent of the Series 2000-1 Required Noteholders (as defined in the Series 2000-1 Supplement dated as of December 15, 2000, as amended, between the Lessor and Deutsche Bank Trust Company Americas, formerly known as Bankers Trust Company), respectively.

     5. Waiver of Notice. Each of the Parties hereto waives any prior notice and any notice period that may be required by any other agreement or document in connection with the execution of this Amendment.

     6. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.


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

     7. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAWS), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.


                         [SIGNATURES ON FOLLOWING PAGES]




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

     IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered as of the day and year first above written.

                                        LESSOR:
                                        ------

                                        RENTAL CAR FINANCE CORP.,
                                        an Oklahoma corporation

                                        By:_____________________________________
                                           Pamela S. Peck
                                           Vice President and Treasurer

                                        LESSEE:
                                        ------

                                        DTG OPERATIONS, INC., formerly known as Dollar Rent A Car Systems, Inc., an Oklahoma corporation

                                        By:_____________________________________
                                           Pamela S. Peck
                                           Treasurer

                                        GUARANTOR:
                                        ---------

                                        DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.,
                                        a Delaware corporation

                                        By:_____________________________________
                                           Pamela S. Peck
                                           Treasurer


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

     The following hereby consent to the foregoing Amendment as of the day and year first above written.

                                        MASTER COLLATERAL AGENT AND TRUSTEE:
                                        -----------------------------------

                                        DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                        formerly known as Bankers Trust Company

                                        By:_____________________________________
                                           Name:________________________________
                                           Title:_______________________________

                                        GROUP II NOTEHOLDERS:
                                        --------------------

                                        ABN AMRO BANK N.V., in its capacity as
                                        Managing Agent and a Series 2000-1
                                        Noteholder

                                        By:_____________________________________
                                           Name:________________________________
                                           Title:_______________________________

                                        By:_____________________________________
                                           Name:________________________________
                                           Title:_______________________________

                                        THE BANK OF NOVA SCOTIA, in its capacity as Managing Agent and as a Series 2000-1 Noteholder

                                        By:_____________________________________
                                           Name:________________________________
                                           Title:_______________________________

                                        DRESDNER BANK AG, in its capacity as
                                        Managing Agent and as a Series 2000-1
                                        Noteholder

                                        By:_____________________________________
                                           Name:________________________________
                                           Title:_______________________________

                                        By:_____________________________________
                                           Name:________________________________
                                           Title:_______________________________


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

                                        JPMORGAN CHASE BANK, N.A., formerly
                                        known as JPMorgan Chase Bank

                                        By:_____________________________________
                                           Name:________________________________
                                           Title:_______________________________

                                        DOLLAR THRIFTY FUNDING CORP.,
                                        an Oklahoma corporation, in its capacity as a Series 1998-1 Noteholder

                                        By:_____________________________________
                                           Pamela S. Peck
                                           Vice President and Treasurer

                                        ENHANCEMENT PROVIDER:
                                        --------------------

                                        CREDIT SUISSE FIRST BOSTON, ACTING
                                        THROUGH ITS NEW YORK BRANCH

                                        By:_____________________________________
                                           Name:________________________________
                                           Title:_______________________________

                                        By:_____________________________________
                                           Name:________________________________
                                           Title:_______________________________





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